UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2019

Ondas Holdings Inc.

(Exact name of registrant as specified in charter)

Nevada	000-56004	47-2615102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

165 Gibraltar Court,
Sunnyvale, California	94089
(Address of principal executive offices)	(Zip Code)

(888) 350-9994

(Registrant’s telephone number, including area code)

 N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Offering

On September 27, 2019, Ondas Holdings Inc. (“Ondas Holdings” or the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain purchasers (the “Investors”), which provided for the sale of up to $12,500,000 of Units (including an over-allotment option exercisable by the placement agent for the Company to sell up to an additional $2,500,000 of Units) at a cash purchase price of $2.50 per Unit (the “Offering”). Each Unit consists of one share of common stock of the Company, par value $0.0001 per share (the “Common Stock”), and one-half of one warrant to purchase one share of Common Stock at an exercise price of $3.25 per share for a period commencing six months and ending 36 months after the closing date (the “Investor Warrants”).

On September 27, 2019 (the “Initial Closing Date”), pursuant to the Purchase Agreement, the Company issued an aggregate of 2,426,000 Units to the Investors (the “Initial Closing”). In connection with the Initial Closing, Eric Brock, the Company’s Chief Executive Officer, purchased 400,000 Units. The aggregate gross proceeds to the Company from the Initial Closing was $6,065,000. After payment of placement agent cash fees (as described below) and Offering expenses, the net proceeds to the Company from the Initial Closing was approximately $5,100,000.

Pursuant to the Purchase Agreement, the Company has agreed to indemnify the Investors for liabilities arising out of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by the Company or its subsidiary in the Purchase Agreement or related documents or (ii) any action instituted against an Investor with respect to the Offering, subject to certain exceptions. The Purchase Agreement also contains customary representations and warranties and covenants of the Company and was subject to customary closing conditions.

In addition, on the Initial Closing Date, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors, pursuant to which the Company agreed to register for resale by the Investors the shares of Common Stock and the shares of Common Stock issuable upon exercise of the Investor Warrants purchased by the Investors pursuant to the Purchase Agreement. The Company has committed to file the registration statement no later than October 27, 2019. The Registration Rights Agreement provides for liquidated damages upon the occurrence of certain events, including the Company’s failure to file the registration statement by the deadline set forth above. The amount of liquidated damages payable to an Investor would be 1.0% of the aggregate amount invested by such Investor for each 30-day period, or pro rata portion thereof, during which the default continues.

Also, in connection with the Offering, the Company's executive officers and directors entered into lock-up agreements with the Placement Agent (as defined below) that restrict their ability to sell or transfer their shares for a period of 180 days after the Initial Closing Date (the “Lock-Up Agreement”).

National Securities Corporation, a wholly owned subsidiary of National Holdings, Inc., acted as placement agent (the “Placement Agent”) in the Offering. On the Initial Closing Date, the Placement Agent received an aggregate cash fee of $606,500, or 10.0% of the gross proceeds raised in connection with the Initial Closing, reimbursement of transaction expenses of $40,000, and warrants to purchase an aggregate of 242,600 shares of Common Stock at an exercise price equal to $3.25 per share (the “Placement Agent Warrants”). The Placement Agent Warrants are exercisable for a period commencing six months and ending 36 months after the Initial Closing Date.

The Units were offered and sold exclusively to accredited investors, and the Placement Agent Warrants were offered and sold to the Placement Agent, in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), as a transaction not involving a public offering, pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The Investors and the Placement Agent represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates, Investor Warrants and Placement Agent Warrants issued in the transaction. The offer and sale of the securities were made without any general solicitation or advertising.

The foregoing summaries of the Purchase Agreement, the Registration Rights Agreement, the Lock-Up Agreement, the Investor Warrants and the Placement Agent Warrants are qualified in their entirety by reference to the full text of the agreements, which are attached as Exhibits 10.1, 10.2, 10.3, 4.1 and 4.2 hereto and are incorporated herein.

Conversion of Loan and Security Agreement with Energy Capital, LLC

In connection with the Initial Closing, on the Initial Closing Date, the Loan and Security Agreement by and between the Company and Energy Capital, LLC (“Energy Capital”), a greater than five percent stockholder of the Company, entered into on October 1, 2018 (including the promissory notes thereunder, collectively, the “Loan”), with an aggregate of $10,563,104.16 principal and interest outstanding, was converted into an aggregate of 4,225,242 Units, and the debt owed under the Loan was extinguished. As a result, the Loan terminated pursuant to its terms.

Amendment of Notes Payable and Other Financing Agreements

On January 7, April 4, May 1, June 27, 2019 and August 13, 2019, the Company filed Current Reports on Form 8-K (the “Prior 8Ks”) with the Securities and Exchange Commission, to report the extension of maturity dates on certain notes payable and other financing agreements of the Company or its subsidiaries. Unless otherwise defined herein, capitalized terms have the same meaning as those used in the Prior 8Ks.

On the Initial Closing Date, Ondas Networks Inc. (“Ondas Networks”), the wholly owned subsidiary of Ondas Holdings, entered into Loan Amendments to further amend the October 2007 Loan, the December 2013 Note, the November 2014 Loan, the April 2015 Note, the February 2014 Financing Agreement, the November and December 2016 Notes, and Private Placement Notes (each an “Outstanding Note,” and collectively, the “Outstanding Notes”) to amend the definition of the “Next Equity Financing” or “Offering”, as applicable, to an equity offering of not less than $5,000,000 on or before the maturity date. The form of Loan Amendments are filed herewith as Exhibit 10.4 and Exhibit 10.5.

Conversion of Notes Payable and Other Financing Agreements

In connection with the Initial Closing, on the Initial Closing Date, the Outstanding Notes, with an aggregate of $ 3,933,766.70 principal and interest outstanding, were converted into an aggregate of 1,573,511 Units, pursuant to the terms of each Outstanding Note and the debt owed under the Outstanding Notes was extinguished.

As of September 30, 2019, the Company has issued and outstanding 58,688,485 shares of Common Stock.

Item 1.02 Termination of a Material Definitive Agreement.

        The disclosures required by Item 1.02 are set forth above under Item 1.01 and are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosures required by Item 3.02 are set forth above under Item 1.01 and are incorporated herein by reference.

Also, on the Initial Closing Date, pursuant to a Convertible Promissory Note (a form of which was filed as Exhibit 10.17 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 7, 2019), the Company issued to such noteholder a warrant to purchase 140,678 shares of Common Stock of the Company at an exercise price of $0.01 per share (the “Warrant”). The Warrant is immediately exercisable and terminates on September 26, 2024. The Warrant was issued in a transaction exempt from registration under the Securities Act, as a transaction not involving a public offering, pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The foregoing summary of the Warrant is qualified in its entirety by reference to the full text of the Warrant, the form of which is attached as Exhibit 4.3 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
4.1	Form of Investor Warrant
4.2	Form of Placement Agent Warrant
4.3	Form of Warrant
10.1	Form of Securities Purchase Agreement, dated September 27, 2019
10.2	Form of Registration Rights Agreement, dated September 27, 2019.
10.3	Form of Lock-Up Agreement
10.4	Form of Loan Amendment
10.5	Form of Loan Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONDAS HOLDINGS INC.

	By:	/s/ Eric Brock
Date: October 1, 2019	Name:	Eric Brock
	Title:	Chief Executive Officer

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